SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2003
                                                 -------------------------------

                      INTEGRATED INFORMATION SYSTEMS, INC.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    29947                     86-0624332
         --------                    -----                     ----------
(State or Other Jurisdiction      (Commission       (IRS Employer Identification
    of Incorporation)             File Number)                    No.)

                 1480 South Hohokam Drive, Tempe, Arizona 85281
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code (480) 317-8000
                                                   --------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

            On February 26, 2003, Integrated Information Systems, Inc. (the "Company") sold 20,000 shares of its Series A 8% Convertible Preferred Stock at $10.00 per share to James G. Garvey, Jr., its Chairman of the Board of Directors, Chief Executive Officer and President. Each share of Series A 8% Convertible Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $2.50 per share of Common Stock such that each share of Series A 8% Convertible Preferred is initially convertible into 4 shares of Common Stock. However, without obtaining necessary approval of the Company's stockholders at a meeting, in no event may the holders of Series A 8% Convertible Preferred Stock convert their shares into an amount of shares of Common Stock that exceeds 19.99% of the number of shares of Common Stock outstanding. The shares of Series A 8% Convertible Preferred Stock are redeemable by the Company, at its option, at an increasing multiple of the initial conversion price over time. The shares were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit
Number      Description
------      -----------

3.1 Certificate of Designation of Series A 8% Convertible Preferred Stock of Integrated Information Systems, Inc.

10.1 Series A 8% Convertible Preferred Stock Purchase Agreement dated February 26, 2003 between Integrated Information Systems, Inc. and the Purchasers Name Therein

10.2 Registration Rights Agreement dated February 26, 2003 between Integrated Information Systems, Inc. and the Purchasers Name Therein

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTEGRATED INFORMATION SYSTEMS, INC.


Date: February 27, 2003                    By: /s/ James G. Garvey, Jr.
                                               ---------------------------------
                                               James G. Garvey, Jr.
                                               Chairman, Chief Executive Officer
                                               and President


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